Exhibit 10



Western Resources logo

John E. Hayes, Jr.
Chairman of the Board



August 14, 1998

Mr. David C. Wittig
President & Chief Executive Officer
Western Resources, Inc.
818 S. Kansas Avenue
Topeka, KS  66612

Dear David,

     Reference is made to our letter agreement of April 27, 1995, and the supplemental benefit outlined in paragraph 3 thereof. The Company and you have agreed that you become eligible and shall fully vest in such supplemental benefit on May 1, 1999, and on or after such date you may, at your option, receive the full amount of such benefit in a lump sum.

                              Sincerely,



                              /s/ John